2026 First Quarter Results Earnings Presentation

GCM GROSVENOR | 2 GCM Grosvenor Reports Q1 2026 Results "We are pleased with our first quarter financial results and the progress we made across key business objectives," said Michael Sacks, GCM Grosvenor's Chairman and Chief Executive Officer. "Our scale, diversification and track record position us well in this environment, and our outlook for the future remains strong." CHICAGO, May 7, 2026 – GCM Grosvenor (Nasdaq: GCMG), a leading global alternative asset management solutions provider, today reported results for the first fiscal quarter ended March 31, 2026. Dividend GCM Grosvenor's Board of Directors approved a $0.12 per share dividend payable on June 15, 2026 to shareholders on record June 5, 2026. Conference Call Management will host a webcast and conference call at 10:00 a.m. ET today to discuss the company’s results. The conference call will also be available via public webcast from the Public Shareholders section of GCM Grosvenor’s website at www.gcmgrosvenor.com/public- shareholders and a replay will be available on the website soon after the call’s completion. To listen to the live broadcast, participants are encouraged to go to the site 15 minutes prior to the scheduled call time in order to register. The call can also be accessed by dialing (800) 330-6710 / (312) 471-1353 and using the passcode: 3656159. About GCM Grosvenor GCM Grosvenor (Nasdaq: GCMG) is a global alternative asset management solutions provider with approximately $91 billion in assets under management across private equity, infrastructure, real estate, credit, and absolute return investment strategies. The firm has specialized in alternatives for more than 50 years and is dedicated to delivering value for clients by leveraging its cross-asset class and flexible investment platform. GCM Grosvenor’s experienced team of approximately 560 professionals serves a global client base of institutional and individual investors. The firm is headquartered in Chicago, with offices in New York, Toronto, London, Frankfurt, Tokyo, Hong Kong, Seoul and Sydney. For more information, visit: www.gcmgrosvenor.com.

GCM GROSVENOR | 3 THIS PRESENTATION CONTAINS CERTAIN FORWARD- LOOKING STATEMENTS within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected future performance of GCM Grosvenor’s business. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward- looking statements in this presentation, including without limitation, the historical performance of GCM Grosvenor's funds may not be indicative of GCM Grosvenor's future results; risks related to redemptions and termination of engagements; the variable nature of GCM Grosvenor's revenues; competition in GCM Grosvenor's industry; effects of government regulation or compliance failures; market, geopolitical and economic conditions; identification and availability of suitable investment opportunities; risks relating to our internal control over financial reporting; and risks related to the performance of GCM Grosvenor's investments. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” sections of the Annual Report on Form 10-K filed by GCM Grosvenor Inc. on February 19, 2026 and its other filings with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward- looking statements. Past performance is not a guarantee or necessarily indicative of future results. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and GCM Grosvenor assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Forward-Looking Statements Media Contact Abigail Ruck H/Advisors Abernathy abigail.ruck@h-advisors.global 212-371-5999 Public Shareholders Contact Stacie Selinger Head of Investor Relations sselinger@gcmlp.com 312-506-6583

First Quarter 2026 Results

- **Raised $1.5 billion** of new capital in the first quarter 2026, bringing last twelve month fundraising to **$9.3 billion**
  - First quarter 2026 new capital includes **significant contribution from the individual investor channel**
- **Unrealized Carried Interest exceeded $1 billion** as of quarter end, **increasing 16%** over the prior year
  - **Firm Share of Unrealized Carried Interest exceeded $500 million** as of quarter end, **increasing 23%** over the prior year
- **Fee-Paying AUM** increased to **$73.5 billion** as of quarter end, **increasing 11%** over the prior year
  - **Absolute Return Strategies** was a key growth driver, with ARS Fee-Paying AUM **increasing 16%** over the prior year
- First quarter 2026 **Fee-Related Revenue and Fee-Related Earnings were approximately flat**, year-over year
  - Importantly, excluding catch-up fees, first quarter 2026 **Fee-Related Revenue and Fee-Related Earnings grew 8% and 20%** year-over-year, respectively

$bn	MARCH 31, 2025	MARCH 31, 2026	% CHANGE VS Q1 25
AUM	$ 82.0	$ 91.5	12 %
FPAUM	66.4	73.5	11 %
Private Markets FPAUM	44.4	48.0	8 %
Absolute Return Strategies FPAUM	22.0	25.5	16 %
CNYFPAUM[2]	8.2	9.8	20 %

$mm	THREE MONTHS ENDED MARCH 31, 2026	% CHANGE VS Q1 25
GAAP Revenue	$ 124.8	(1)%
GAAP net income attributable to GCM Grosvenor Inc.	5.5	NM
GAAP Earnings per share of Class A common stock - Diluted	0.06	NM
Fee-Related Revenue[3]	106.7	1 %
Private Markets Management Fees[3]	63.2	(6)%
Absolute Return Strategies Management Fees[3]	41.7	10 %
Fee-Related Earnings	46.7	— %
Adjusted EBITDA[4]	53.4	— %
Adjusted Net Income[4 5]	36.0	2 %
Adjusted Net Income Per Share	0.18	— %

2-5. See Notes towards the end of the document.

GCM GROSVENOR | 4

GCM GROSVENOR | 5 Adjusted Earnings Fee-Related Earnings (mm) Adjusted EBITDA (mm) Adjusted Net Income (mm) Longer-Term Trends $91.0 $167.1 91.0 167.1 2020 LTM $95.1 $185.1 2020 LTM $147.0 $245.6 2020 LTM 67% 84%95% $148.8 $167.1 148.8 167.1 Q1 2025 LTM Q1 2026 LTM $174.9 $185.1 Q1 2025 LTM Q1 2026 LTM $224.9 $245.6 Q1 2025 LTM Q1 2026 LTM 6% 9% 12%

GCM GROSVENOR | 6 Growth in Key Business Drivers December 31, 2020 March 31, 2026 Growing Earnings Power $62bn $91bn AUM Private Markets Growing as a Percentage 59% 70% Private Markets % of AUM Shifting Towards Direct- Oriented Strategies 39% 54% Direct-Oriented Strategies % of Private Markets AUM Operating Leverage in Business 31% 44% LTM FRE Margin Carried Interest Earnings Potential Increasing $133mm $510mm Firm Share of Unrealized Carried Interest Balance1 1. See Notes towards the end of the document.

Key Long-Term Growth Drivers

1. Scaling Core Capabilities

Client Retention & Compound Capital

Approximately **90%** Private Markets Re-Up Rate[7]

Opportunity to Grow Absolute Return Strategies FPAUM From Compounding

Expand Client Relationships

50%+

Of top clients are invested in more than 1 vertical[8]

Scale Specialized Funds

+88%

Specialized Fund AUM growth since end of 2020

2. Planting Seeds for Future Growth[9]

Individual Investor

$4bn

Raised in individual investor channel since 2020

Real Assets

$20bn

Raised for real assets since 2020

Direct-Oriented Strategies

$23bn

Raised for direct-oriented strategies since 2020

3. Growing Earnings Quality and Power

Business Shifting Towards Private Markets

70%

Private Markets % of AUM

Margin Expansion

~1,300bps

Q1'26 LTM vs. Q4'20 YTD FRE margin expansion

Growth in Incentive Fee Opportunity

$1.0bn Unrealized carried interest balance[1]

$35mm Run-rate annual performance fees[6]

1, 6-9. See Notes towards the end of the document.

GCM GROSVENOR | 7

GCM GROSVENOR | 8 Private Equity $32.6bn Credit12 $17.1bn Infrastructure $18.9bn Absolute Return $27.1bn Real Estate $7.2bn Flexible Client Solutions Diversified Open Architecture Investment Platform GCM Grosvenor: Central to the Alternatives Ecosystem Co-Investments | Secondaries | Direct Investments | Seeding | Primaries 10-12. See Notes towards the end of the document. Note: Amounts presented are as of March 31, 2026 $91bn Chicago 9 557 AUM10 Headquarters Global Offices Employees11 $64.6bn Customized Separate Accounts $26.9bn Specialized Funds Closed-End | Evergreen | Registered

GCM GROSVENOR | 9 Growing and Diversifying AUM and Earnings Power $61.9 $72.1 $73.7 $76.9 $80.1 $90.9 $91.5 $4.7 $6.2 $5.0 $5.1 $5.8 $5.3 $5.7 $25.2 $26.6 $23.0 $22.4 $23.3 $26.8 $27.1 $9.2 $13.1 $16.6 $20.0 $20.6 $25.9 $26.1 $22.8 $26.2 $29.1 $29.4 $30.4 $32.9 $32.6 Private Equity Real Assets Absolute Return Strategies Credit and Other Q4 2020 Q4 2021 Q4 2022 Q4 2023 Q4 2024 Q4 2025 Q1 2026 7% Private Equity CAGR 1% Absolute Return Strategies CAGR 22% Real Assets CAGR AUM by Strategy (bn) 13. See Notes towards the end of the document. 8% CAGR 11% Private Markets CAGR 13 13 9% Absolute Return Strategies CAGR Since Q4 2023

GCM GROSVENOR | 10 Diversified Fundraising Drives Stability & Growth $7.0 $9.4 $7.8 $5.1 $7.1 $10.7 $9.3 $1.4 $1.0 $0.5 $0.2 $1.9 $1.5 $1.9 $1.4 $1.9 $0.5 $0.5 $1.3 $1.9 $2.0 $0.9 $1.6 $0.9 $0.3 $1.4 $1.1 $1.2 $3.5 $2.1 $2.7 $1.2 $3.8 $2.6 $3.0 $2.1 $3.1 $0.8 $2.4 $2.1 $1.7 Private Equity Infrastructure Real Estate Absolute Return Strategies Credit and Other 2020 2021 2022 2023 2024 2025 LTM 14. See Notes towards the end of the document. 36% Public Pension 17% Insurance 12% Corporation 10% Government/Sovereign Entity 9% Individual Investor 6% Union Pension 6% Financial Institutions 4% Other 59% Americas 26% APAC 15% EMEA LTM Fundraising LTM Fundraising 14 Diversified by Strategy Diversified by Channel Diversified by Geography (bn) $1.5bn Q1 2026 Fundraising

GCM GROSVENOR | 11 $3.9 $4.8 $5.2 $7.4 $8.8 $9.8 $11.7 $13.6 $14.0 $2.3 $2.8 $3.2 $4.9 $6.1 $6.2 $7.0 $7.3 $7.3 $1.6 $2.0 $2.1 $2.5 $2.6 $3.5 $4.0 $5.0 $5.3 $0.1 $0.7 $1.3 $1.4 Private Equity Real Assets Credit 2018 2019 2020 2021 2022 2023 2024 2025 Through Q1 2026 Scaling and Expanding Private Market Specialized Fund Franchises Cumulative selected private market specialized fund closings (bn) 15 Private Markets Specialized Fund Franchises Note: Figures may not sum, due to rounding. 15. See Notes towards the end of the document. Credit • Diversified, Co-Investments, Secondaries (Private credit funds)* Real Assets • Infrastructure Co-Investments (CIS and CGIF)* • Infrastructure Direct Investments (IAF and EWIF)* • Real Estate Direct Investments (REV)* Private Equity • Co-Investments (GCF)* • Secondaries (GSF)* • Opportunistic (MAC)* • Diversified (Advance) • Seeding (Elevate) Note: * = currently raising capital

GCM GROSVENOR | 12 Private Markets Growth Led by Direct-Oriented Shift Private Markets Assets Under Management (bn) 70% Private Markets % of Total AUM $41bn Private Markets Fundraising since 20209 $36.8 $45.6 $50.7 $54.5 $56.8 $64.1 $64.4 $22.3 $25.2 $26.0 $26.2 $27.4 $29.7 $29.9 $14.5 $20.4 $24.7 $28.3 $29.4 $34.4 $34.5 Direct-Oriented Primary Funds Q4 2020 Q4 2021 Q4 2022 Q4 2023 Q4 2024 Q4 2025 Q1 2026 11% CAGR 54% Direct-Oriented % of Private Markets AUM 9. See Notes towards the end of the document.

GCM GROSVENOR | 13 Management Fee-Centric and Scalable Business $302 $341 $356 $361 $387 $408 $408 $8 $7 $4 $5 $6 $8 $9 $61 $83 $25 $31 $73 $89 $87 $371 $431 $385 $397 $466 $505 $504 Firm-Share of Incentive Fees Admin & Other Management Fees, Net 2020 2021 2022 2023 2024 2025 LTM $158 $160 $159 $149 $147 $148 $147 $57 $67 $73 $76 $80 $84 $85 $95 $120 $129 $140 $166 $185 $185 $310 $347 $361 $366 $393 $416 $417 Fee-Related Earnings G&A and Other, Net Fee-Related Compensation 2020 2021 2022 2023 2024 2025 LTM Fee-Related Revenue and Expenses Breakdown of FRR by fee-related expenses and margin (mm) Management-Fee Driven Earnings (mm) Management fee centricity16 82% 79% 92% 91% 83% 81% 81% 31% FRE Margin 44% FRE Margin Note: Figures may not sum, due to rounding. Firm-Share of Incentive Fees is prior to cash-based incentive fee related compensation. 16-17. See Notes towards the end of the document. 17

GCM GROSVENOR | 14 133 487 510262 480 495 Non-Firm Share of Carried Interest Firm Share of Carried Interest 1. See Notes towards the end of the document. Unrealized Carried Interest at Net Asset Value as of Q1 2026 143 programs with unrealized carried interest Unrealized carried interest by vintage year (mm) $ million 51% Firm Share 34% Firm Share Gr wing Carried Interest Earnings Power1 Total carried interest continues to experience strong growth, and the firm is keeping a larger share of that carry. Unrealized Carried Interest Bridge (mm) $68 $222 $577 $138 15 104 318 7353 118 259 65 Non-Firm Share of Carried Interest by Vintage Year Firm Share of Carried Interest by Vintage Year 2013 or Earlier 2014-2017 2018-2021 2022+ 47% Firm Share 53% Firm Share 22% Firm Share Q4 2020 Additions Realizations Q1 2026 $395 $(357) (110) (247) +$967 $1,005 55% Firm Share

GCM GROSVENOR | 15 Muted carried interest realizations, while incentive fee earnings power continues to grow. $395 $788 $789 $776 $836 $949 $1,005 Gross Unrealized Carried Interest $111.7 $173.9 $75.2 $64.9 $106.2 $123.5 $120.4 $52.8 $52.0 $2.6 $15.3 $55.3 $68.2 $69.9 $58.9 $121.9 $72.6 $49.6 $50.9 $55.3 $50.5 Carried Interest Performance Fees 2020 2021 2022 2023 2024 2025 LTM Significant Embedded Value From Incentive Fees 1, 6. See Notes towards the end of the document. 2024 202320222021 2020 1 $39.9 $49.9 $52.2 $56.1 $58.5 $65.2 $65.3 $14.4 $14.5 $12.4 $12.8 $13.8 $15.1 $15.1 $25.5 $35.4 $39.8 $43.3 $44.7 $50.1 $50.2 AUM Subject to Carried Interest AUM Subject to Performance Fees 2020 2021 2022 2023 2024 2025 Q1'26 +10% CAGR $35mm Run-rate annual performance fees6 14% AUM subject to carried interest CAGR AUM Subject to Incentive Fees (bn) 2025 Q1 2026 Unrealized Carried Interest vs. Gross Incentive Fees (mm)

GCM GROSVENOR | 1618-21. See Notes towards the end of the document. • GCM Grosvenor repurchased 1.6 million shares of Class A common stock for $18.6 million during the quarter ended March 31, 202618. ◦ In April 2026, GCM Grosvenor repurchased $7.9 million of Class A common stock. $64 million remained in the approved share repurchase program as of May 1, 2026. • GCM Grosvenor's Board of Directors approved a $0.12 per share dividend payable on June 15, 2026 to shareholders on record June 5, 2026. SUMMARY OF OWNERSHIP AS OF 3/31/26 (mm) Shares % Management Owned Shares 141.7 70 % Publicly Traded Shares 59.4 30 % Total Shares 201.1 100 % Other Key Items KEY CASH, INVESTMENT AND DEBT METRICS AS OF 3/31/26 ($mm) Cash and Cash Equivalents19 $ 164 Investments20 244 Cash and Investments 408 Unrealized Carried Interest20 510 Cash, Investments and Unrealized Carried Interest20 918 Debt21 365 Drawn Revolving Credit Facility ($50 million available) 0

GCM GROSVENOR | 17 Supplemental Information

GCM GROSVENOR | 18 $000, EXCEPT PER SHARE AMOUNTS AND WHERE OTHERWISE NOTED THREE MONTHS ENDED MAR 31, 2025 MAR 31, 2026 Revenues Management fees $ 109,315 $ 110,870 Incentive fees 15,068 11,993 Other operating income 1,463 1,915 Total operating revenues 125,846 124,778 Expenses Employee compensation and benefits 82,240 75,368 General, administrative and other 28,276 28,928 Total operating expenses 110,516 104,296 Operating income 15,330 20,482 Investment income 764 3,921 Interest expense (5,663) (4,863) Other income 846 1,340 Change in fair value of warrant liabilities (8,776) — Net other income (expense) (12,829) 398 Income before income taxes 2,501 20,880 Provision for income taxes 3,591 3,136 Net income (loss) (1,090) 17,744 Less: Net income attributable to noncontrolling interests in subsidiaries 175 864 Less: Net income (loss) attributable to noncontrolling interests in GCMH (1,728) 11,413 Net income attributable to GCM Grosvenor Inc. $ 463 $ 5,467 Earnings per share of Class A common stock: Basic $ 0.01 $ 0.09 Diluted $ (0.02) $ 0.06 Weighted average shares of Class A common stock outstanding: Basic (in millions) 45.6 61.0 Diluted (in millions) 189.9 204.8 GAAP Statements of Income

GCM GROSVENOR | 19 3-5, 22-25. See Notes towards the end of the document. $000, except per share amounts and where otherwise noted THREE MONTHS ENDED ADJUSTED EBITDA MAR 31, 2025 MAR 31, 2026 Revenues Private markets strategies3 $ 66,925 $ 63,167 Absolute return strategies3 37,775 41,658 Management fees, net 104,700 104,825 Administrative fees and other operating income 1,463 1,915 Fee-Related Revenue3 106,163 106,740 Less: Cash-based employee compensation and benefits, net22 (38,097) (37,401) General, administrative and other, net23 (21,409) (22,672) Fee-Related Earnings 46,657 46,667 Fee-Related Earnings Margin 44% 44 % Incentive fees: Performance fees 3,818 5,501 Carried interest 11,250 6,492 Incentive fee related compensation and NCI: Cash-based incentive fee related compensation (5,158) (4,218) Carried interest compensation, net24 (6,019) (4,403) Carried interest attributable to noncontrolling interests (452) (560) Realized investment income, net of amount attributable to noncontrolling interests in subsidiaries25 1,753 1,198 Interest income 880 1,725 Other (income) expense (34) 29 Depreciation 681 920 Adjusted EBITDA 53,376 53,351 Adjusted EBITDA Margin 44% 45 % ADJUSTED NET INCOME PER SHARE Adjusted EBITDA 53,376 53,351 Depreciation (681) (920) Interest expense (5,663) (4,863) Adjusted Pre-Tax Income 47,032 47,568 Adjusted income taxes5 (11,758) (11,559) Adjusted Net Income 35,274 36,009 Adjusted shares outstanding (in millions) 194.9 204.8 Adjusted Net Income per Share $ 0.18 $ 0.18 Summary of Non-GAAP Financial Measures4

GCM GROSVENOR | 20 $000, except per share amounts and where otherwise noted DEC 31, 2025 MAR 31, 2026 Assets Cash and cash equivalents $ 242,116 $ 164,392 Management fees receivable 23,937 23,237 Incentive fees receivable 73,860 20,650 Due from related parties 14,606 13,834 Investments 275,313 282,677 Premises and equipment, net 29,888 32,820 Lease right-of-use assets 40,016 39,001 Goodwill 28,959 28,959 Deferred tax assets, net 56,711 56,316 Other assets 28,356 26,889 Total assets 813,762 688,775 Liabilities and Equity (Deficit)   Accrued compensation and employee related obligations 108,146 54,821 Debt 428,435 362,931 Payable to related parties pursuant to the tax receivable agreement 54,636 54,618 Lease liabilities 51,794 51,536 Accrued expenses and other liabilities 43,319 42,589 Total liabilities 686,330 566,495 Commitments and contingencies   Preferred stock, $0.0001 par value, 100,000,000 shares authorized, none issued — — Class A common stock, $0.0001 par value, 700,000,000 authorized; 60,721,681 and 59,410,644 issued and outstanding as of December 31, 2025 and March 31, 2026, respectively 6 6 Class B common stock, $0.0001 par value, 500,000,000 authorized, none issued — — Class C common stock, $0.0001 par value, 300,000,000 authorized; 141,665,831 issued and outstanding as of December 31, 2025 and March 31, 2026 14 14 Additional paid-in capital 44,004 45,560 Accumulated other comprehensive loss (770) (651) Retained earnings (16,262) (19,437) Total GCM Grosvenor Inc. equity 26,992 25,492 Noncontrolling interests in subsidiaries 44,006 41,355 Noncontrolling interests in GCMH 56,434 55,433 Total equity 127,432 122,280 Total liabilities and equity $ 813,762 $ 688,775 GAAP Balance Sheets

GCM GROSVENOR | 21 $000 THREE MONTHS ENDED MAR 31, 2025 DEC 31, 2025 MAR 31, 2026 Fee-Related Earnings Compensation Cash-based employee compensation and benefits, net22 $ 38,097 $ 34,913 $ 37,401 Incentive Fee Related Compensation Cash-based incentive fee related compensation 5,158 29,311 4,218 Carried interest compensation, net24 6,019 3,474 4,403 Non-cash carried interest compensation and other (694) (831) 19 Equity-Based Compensation Equity-based compensation 20,301 12,538 22,954 Other Compensation Partnership interest-based compensation 12,225 15,907 5,378 Severance 1,104 680 949 Other compensation, net 30 143 46 GAAP employee compensation and benefits $ 82,240 $ 96,135 $ 75,368 22, 24. See Notes towards the end of the document. Components of GAAP Employee Compensation and Benefits

GCM GROSVENOR | 22 $000 THREE MONTHS ENDED NET INCENTIVE FEES ATTRIBUTED TO GCM GROSVENOR MAR 31, 2025 DEC 31, 2025 MAR 31, 2026 Incentive fees: Performance fees $ 3,818 $ 61,652 $ 5,501 Carried interest 11,250 5,053 6,492 Total Incentive Fees $ 15,068 $ 66,705 $ 11,993 Less incentive fees contractually owed to others:     Cash carried interest compensation (5,325) (2,643) (4,422) Non-cash carried interest compensation and other (694) (831) 19 Carried interest attributable to other noncontrolling interest holders (452) (481) (560) Firm share of incentive fees 8,597 62,750 7,030 Less: Cash-based incentive fee related compensation (5,158) (29,311) (4,218) Net incentive fees attributable to GCM Grosvenor $ 3,439 $ 33,439 $ 2,812 Reconciliation to Non-GAAP Metrics

GCM GROSVENOR | 23 $000 THREE MONTHS ENDED ADJUSTED PRE-TAX INCOME & ADJUSTED NET INCOME MAR 31, 2025 DEC 31, 2025 MAR 31, 2026 Net income attributable to GCM Grosvenor Inc. $ 463 $ 18,976 $ 5,467 Plus:     Net income (loss) attributable to noncontrolling interests in GCMH (1,728) 38,321 11,413 Provision for income taxes 3,591 5,890 3,136 Change in fair value of warrant liabilities 8,776 (9,261) — Amortization expense 328 329 — Severance 1,104 680 949 Transaction expenses26 1,454 632 472 Loss on extinguishment of debt — — 414 Changes in tax receivable agreement liability and other 51 (1,757) — Partnership interest-based compensation 12,225 15,907 5,378 Equity-based compensation 20,301 12,538 22,954 Other non-cash compensation 184 143 46 Less:     Unrealized investment (income) loss, net of noncontrolling interests 977 (1,295) (2,680) Non-cash carried interest compensation and other (694) (831) 19 Adjusted Pre-Tax Income 47,032 80,272 47,568 Less:     Adjusted income taxes5 (11,758) (18,529) (11,559) Adjusted Net Income $ 35,274 $ 61,743 $ 36,009 5, 26 See Notes towards the end of the document. Reconciliation to Non-GAAP Metrics

Reconciliation to Non-GAAP Metrics

$000	THREE MONTHS ENDED		
ADJUSTED EBITDA	MAR 31, 2025	DEC 31, 2025	MAR 31, 2026
Adjusted Net Income	$ 35,274	$ 61,743	$ 36,009
Plus:			
Adjusted income taxes[5]	11,758	18,529	11,559
Depreciation expense	681	775	920
Interest expense	5,663	5,648	4,863
Adjusted EBITDA	$ 53,376	$ 86,695	$ 53,351
FEE-RELATED EARNINGS			
Adjusted EBITDA	$ 53,376	$ 86,695	$ 53,351
Less:			
Incentive fees	(15,068)	(66,705)	(11,993)
Depreciation expense	(681)	(775)	(920)
Other non-operating income	(846)	(1,520)	(1,754)
Realized investment income, net of amount attributable to noncontrolling interests in subsidiaries[25]	(1,753)	(1,142)	(1,198)
Plus:			
Incentive fee-related compensation	11,177	32,785	8,621
Carried interest attributable to other noncontrolling interest holders	452	481	560
Fee-Related Earnings	$ 46,657	$ 49,819	$ 46,667
FEE-RELATED REVENUE			
Total Operating Revenues	$ 125,846	$ 177,095	$ 124,778
Less:			
Incentive fees	(15,068)	(66,705)	(11,993)
Fund expense reimbursement revenue, net	(4,528)	(4,467)	(5,400)
Other adjustments[27]	(87)	(715)	(645)
Fee-Related Revenue	$ 106,163	$ 105,208	$ 106,740

5, 25, 27. See Notes towards the end of the document.

GCM GROSVENOR | 24

GCM GROSVENOR | 25 Note: Amounts may not foot due to rounding. $000, except per share amounts and where otherwise noted THREE MONTHS ENDED ADJUSTED SHARES MAR 31, 2025 DEC 31, 2025 MAR 31, 2026 Weighted-average shares of Class A common stock outstanding - basic (in millions) 45.6 57.4 61.0 Exchange of partnership units (in millions) 144.2 141.7 141.7 Exercise of private warrants - incremental shares under the treasury stock method (in millions) — — — Exercise of public warrants - incremental shares under the treasury stock method (in millions) — 0.1 — Assumed vesting of RSUs - incremental shares under the treasury stock method (in millions) — 1.2 2.1 Weighted-average shares of Class A common stock outstanding - diluted (in millions) 189.9 200.3 204.8 Exchange of partnership units, if antidilutive for GAAP (in millions) — — — Effect of dilutive warrants, if antidilutive for GAAP (in millions) 2.5 — — Effect of RSUs, if antidilutive for GAAP (in millions) 2.6 — — Adjusted shares (in millions) 194.9 200.3 204.8 ADJUSTED NET INCOME PER SHARE MAR 31, 2025 DEC 31, 2025 MAR 31, 2026 Adjusted Net Income $ 35,274 $ 61,743 $ 36,009 Weighted-average shares of Class A common stock outstanding - basic (in millions) 45.6 57.4 61.0 Exchange of partnership units (in millions) 144.2 141.7 141.7 Effect of dilutive warrants (in millions) 2.5 0.1 — Effect of RSUs (in millions) 2.6 1.2 2.1 Adjusted shares (in millions) 194.9 200.3 204.8   Adjusted Net Income Per Share $ 0.18 $ 0.31 $ 0.18 Reconciliation to Adjusted Net Income Per Share

GCM GROSVENOR | 26 $mm PRIVATE MARKET STRATEGIES ABSOLUTE RETURN STRATEGIES TOTAL FPAUM CONTRACTED NOT YET FPAUM TOTAL AUM Fee-Paying AUM Beginning of Period (January 1, 2026) $ 47,180 $ 25,319 $ 72,499 $ 10,405   $ 90,928 Contributions from CNYFPAUM 953 24 977   Contributions from New Capital Raised 644 436 1,080   Withdrawals (17) (246) (263)   Distributions (738) (10) (748)   Change in Market Value 34 55 89   Foreign Exchange and Other (57) (41) (98)   End of Period Balance (March 31, 2026) $ 47,999 $ 25,537 $ 73,536 $ 9,850   $ 91,486 % Change 2% 1% 1% (5) %   1 % Three Months Ended March 31, 2026 Change in FPAUM and AUM

GCM GROSVENOR | 27 $000 THREE MONTHS ENDED MANAGEMENT FEES MAR 31, 2025 DEC 31, 2025 MAR 31, 2026 Private Markets Specialized Funds28 $ 32,078 $ 26,997 $ 26,073 Average Fee Rate29 0.82% 0.79% 0.78 % Customized Separate Accounts 34,847 36,612 37,094 Average Fee Rate 0.45% 0.44% 0.44 % Private Markets Management Fees28 66,925 63,609 63,167 Average Fee Rate - Private Markets29 0.55% 0.54% 0.54 %       Absolute Return Strategies Management Fees 37,775 39,846 41,658 Average Fee Rate - Absolute Return Strategies (Management Fee Only) 0.69% 0.65% 0.66 % Average Fee Rate - Absolute Return Strategies (Actual Management Fee + Run-Rate Performance Fee at End of Period)30 0.81% 0.77% 0.78% 3, 28-30. See Notes towards the end of the document. Management Fee Detail3

Private Markets Strategies Performance Metrics

Realized and Partially Realized Investments ($mm)

STRATEGY	COMMITMENTS	CONTRIBUTIONS	DISTRIBUTION	CURRENT VALUE	INVESTMENT NET TVPI	INVESTMENT NET IRR	PME IRR	PME INDEX
Private Equity								
Primary Fund Investments[31]	$ 15,206	$ 16,960	$ 28,247	$ 2,468	1.81	13.3 %	10.0 %	S&P 500
Secondary Investments[32]	704	639	870	187	1.65	14.9 %	12.3 %	S&P 500
Co-Investments/Direct Investments[33]	4,476	4,257	7,101	1,510	2.02	18.9 %	14.6 %	S&P 500
Infrastructure								
Primary Fund Investments[34]	588	652	902	251	1.77	12.6 %	6.5 %	MSCI World Infrastructure
Direct-Oriented Investments[34]	3,287	3,041	4,489	977	1.80	14.3 %	5.6 %	MSCI World Infrastructure
Real Estate[35]	927	964	1,256	88	1.39	13.5 %	9.7 %	NFI-ODCE Index

Note: Returns for each strategy are presented from the date the firm established a dedicated team focused on such strategy through December 31, 2025. Investment net returns are net of investment-related fees and expenses, including fees paid to underlying managers, but do not reflect management fees, incentive compensation, or carried interest to GCM Grosvenor or any expenses of any account or vehicle GCM Grosvenor manages. Data does not include investments that were transferred at the request of investors prior to liquidation and are no longer managed by GCM Grosvenor. Past performance is not necessarily indicative of future results.

31-35. See Notes towards the end of the document.

GCM GROSVENOR | 28

Private Markets Strategies Performance Metrics

All Investments ($mm)

STRATEGY	COMMITMENTS	CONTRIBUTIONS	DISTRIBUTION	CURRENT VALUE	INVESTMENT NET TVPI	INVESTMENT NET IRR	PME IRR	PME INDEX
Private Equity								
Primary Fund Investments[31]	$ 27,689	$ 26,101	$ 31,597	$ 11,096	1.64	12.5 %	11.2 %	S&P 500
Secondary Investments[32]	2,913	2,399	1,379	2,074	1.44	13.1 %	15.0 %	S&P 500
Co-Investments/Direct Investments[33]	8,768	8,196	7,273	7,237	1.77	16.2 %	15.1 %	S&P 500
Opportunistic Programs	3,591	3,632	2,553	2,908	1.50	15.3 %	N/A	N/A
Infrastructure								
Primary Fund Investments[34]	4,847	3,554	1,510	3,238	1.34	9.7 %	9.6 %	MSCI World Infrastructure
Direct-Oriented Investments[34]	8,609	7,959	5,281	6,590	1.49	12.0 %	8.4 %	MSCI World Infrastructure
Real Estate[35]	5,832	4,779	2,213	3,298	1.15	6.3 %	2.6 %	NFI-ODCE Index

Note: Returns for each strategy are presented from the date the firm established a dedicated team focused on such strategy through December 31, 2025. Investment net returns are net of investment-related fees and expenses, including fees paid to underlying managers, but do not reflect management fees, incentive compensation, or carried interest to GCM Grosvenor or any expenses of any account or vehicle GCM Grosvenor manages. Data does not include investments that were transferred at the request of investors prior to liquidation and are no longer managed by GCM Grosvenor. Past performance is not necessarily indicative of future results.

31-35. See Notes towards the end of the document.

GCM GROSVENOR | 29

GCM GROSVENOR | 30 AS OF MAR 31, 2026 THREE MONTHS ENDED ANNUALIZED RETURNS PERIODS ENDED MAR 31, 2026 Assets Under Management (bn) MAR 31, 2026 ONE YEAR THREE YEAR FIVE YEAR SINCE INCEPTION Gross Net Gross Net Gross Net Gross Net Gross Net Absolute Return Strategies (Overall) $ 27.1 0.4% 0.2% 14.2% 13.3% 11.1% 10.3% 6.9% 6.1% 7.1% 6.1 % GCMLP Diversified Multi- Strategy Composite $ 12.3 0.5% 0.3% 15.8% 14.8% 12.3% 11.4% 7.8% 7.0% 8.1% 6.8 % Note: Absolute Return Strategies (Overall) is since 1996. GCMLP Diversified Multi-Strategy Composite is since 1993. Absolute Return Strategies Performance

GCM GROSVENOR | 31 Data in the presentation is as of March 31, 2026 unless otherwise noted. 1. Represents consolidated view, including all NCI and compensation related awards. 2. Of the $9.8 billion CNYFPAUM as of March 31, 2026, approximately $2.1 billion is subject to an agreed upon fee ramp in schedule that will result in management fees being charged on approximately $0.4  billion of such amount in 2026, approximately $0.6  billion of such amount in 2027, and remaining approximately $1.1  billion in 2028 and beyond. With respect to approximately $7.7  billion of the $9.8  billion, management fees will be charged as such capital is invested, which will depend on a number of factors, including the availability of eligible investment opportunities. 3. Excludes fund expense reimbursement revenue, net and net revenue of noncontrolling interests in consolidated subsidiary. 4. Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share are non-GAAP financial measures. See Appendix for the reconciliations of our non-GAAP financial measures to the most comparable GAAP metric. 5. Reflects a corporate and blended statutory tax rate of 25.0% and 24.3% applied to Adjusted Pre-Tax Income for the three months ended March 31, 2025 and 2026, respectively. The rate was adjusted from 25.0% to 24.3% in Q4 2025. The 25.0% and 24.3% are based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 4.0% and 3.3%, respectively. 6. Run-Rate Annual Performance Fees reflect the potential annual performance fees generated by performance fee-eligible AUM before any loss carryforwards, if applicable, at an 8% gross return for both multi-strategy and credit strategies, and a 10% gross return for specialized opportunity strategies, and before cash-based incentive fee related compensation. The majority of run-rate annual performance fees relate to ARS. 7. Re-up % for Private Markets customized separate accounts from January 1, 2018 through March 31, 2026. 8. Based on 50 largest clients by AUM as of March 31, 2026. 9. Fundraising from January 1, 2020 through March 31, 2026. 10. AUM as of March 31, 2026. 11. Employee data as of April 1, 2026. Individuals with dual responsibilities are counted only once. 12. Credit Investments overlap with investments in other strategies. 13. Other includes opportunistic strategies. Credit and other is included in private markets CAGR. 14. Other includes opportunistic strategies. 15. Cumulative selected private market specialized fund closings from 2009 to 2018. 16. Calculated as management fees, net divided by fee-related revenue plus the firm-share of incentive fee revenue. 17. G&A and Other, Net is a non-GAAP financial measure. See GAAP to Non-GAAP Reconciliations section for the reconciliations of our non-GAAP financial measures to the most comparable GAAP metric. 18. Includes $1.1 million of deemed repurchases for the three months ended March 31, 2026. 19. Reflects GAAP cash including $7 million of cash held at consolidated carry plan entities. 20. Represents firm share of Net Asset Value as of March 31, 2026. 21. Debt principal at pricing of Term SOFR + 225bps as of March 31, 2026, subject to a Term SOFR floor of 50bps. 22. Excludes severance expenses of $1.1 million, $0.7 million and $0.9 million for the three months ended March 31, 2025, December 31, 2025 and March 31, 2026, respectively. Notes

GCM GROSVENOR | 32 24. Includes the impact of non-cash carried interest compensation and other of $0.7 million, $0.8 million and less than $(0.1) million for the three months ended March 31, 2025, December 31, 2025 and March 31, 2026, respectively. 25. Investment income or loss is generally realized when the Company redeems all or a portion of its investment or when the Company receives or is due cash, such as from dividends or distributions. 26. Represents 2025 and 2026 expenses related to completed and contemplated corporate transactions. 27. Represents net revenue of noncontrolling interests in consolidated subsidiary. 28. Includes catch-up management fees of $7.6 million, $0.4 million and less than $0.1 million for the three months ended March  31, 2025, December 31, 2025, and March  31, 2026, respectively. 29. Average fee rate excludes effect of catch-up management fees, temporary fund expense reimbursements and revenue adjustments related to prior periods. 30. The run-rate annual performance fees reflect potential annual performance fees generated by performance fee-eligible AUM before any loss carryforwards, if applicable, at an 8% gross return for both multi-strategy and credit strategies, and a 10% gross return for specialized opportunity strategies, and before cash-based incentive fee related compensation. The metric is calculated as the actual management fees during the period, plus the run-rate performance fee from the end of the period, divided by the average fee-paying AUM over the period. 31. Reflects primary fund investments since 2000. Excludes certain private markets credit fund investments outside of private equity programs. 32. GCM Grosvenor established a dedicated private equity secondaries vertical in September 2014. Track record reflects all secondaries investments since the new vertical was formed. 33. GCM Grosvenor established a dedicated Private Equity Co-Investment Sub-Committee and adopted a more targeted, active co-investment strategy in December 2008. Track record reflects co-investments/direct investments made since 2009. 34. Reflects infrastructure investments since 2009, when we formalized our global approach and launched the first infrastructure specialized fund. Infrastructure investments exclude labor impact investments. 35. Reflects real estate investments since 2010. In 2010, GCM Grosvenor established a dedicated Real Estate team and adopted a more targeted, active real estate strategy. $000 THREE MONTHS ENDED COMPONENTS OF GENERAL, ADMINISTRATIVE AND OTHER, NET MAR 31, 2025 MAR 31, 2026 General, administrative and other $ (28,276) $ (28,928) Plus: Transaction expenses 1,454 472 Fund reimbursement expense 4,682 5,400 Amortization expense 328 — Non-core items 403 384 Total general, administrative and other, net $ (21,409) $ (22,672) 23. General, administrative and other, net is comprised of the following: Notes (Continued)

GCM GROSVENOR | 33 Adjusted Net Income is a non-GAAP measure that we present on a pre-tax and after-tax basis to evaluate our profitability. Adjusted Pre-Tax Income represents net income attributable to GCM Grosvenor Inc. including (a) net income (loss) attributable to noncontrolling interests in GCMH, excluding (b) provision (benefit) for income taxes, (c) amortization expense, (d) partnership interest-based and non-cash compensation, (e) equity-based compensation, including cash-settled equity awards (as we view the cash settlement as a separate capital transaction), (f) unrealized investment income, (g) changes in tax receivable agreement liability, (h) certain other items that we believe are not indicative of our core performance, including charges related to corporate transactions, employee severance, office relocation costs and loss on extinguishment of debt. Adjusted Net Income represents Adjusted Pre-Tax Income fully taxed at each period's blended statutory tax rate. Adjusted Net Income Per Share is a non-GAAP measure that is calculated by dividing Adjusted Net Income by adjusted shares outstanding. Adjusted Shares outstanding assumes the hypothetical full exchange of limited partnership interests in GCMH into Class A common stock of GCM Grosvenor Inc., the dilution from outstanding warrants for Class A common stock of GCM Grosvenor Inc. and the dilution from outstanding equity-based compensation. We believe Adjusted Net Income Per Share and Adjusted Shares is useful to investors because it enables them to better evaluate per-share performance across reporting periods. Adjusted EBITDA is a non-GAAP measure which represents Adjusted Net Income excluding (a) adjusted income taxes, (b) depreciation and amortization expense and (c) interest expense on our outstanding debt. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of our total operating revenues, net of fund expense reimbursements. We believe Adjusted Pre-Tax Income, Adjusted Net Income and Adjusted EBITDA are useful to investors because they provide additional insight into the operating profitability of our core business across reporting periods. These measures (1) present a view of the economics of the underlying business as if GCMH Equityholders converted their interests to shares of Class A common stock and (2) adjust for certain non-cash and other activity in order to provide more comparable results of the core business across reporting periods. These measures are used by management in budgeting, forecasting and evaluating operating results. Fee-Related Revenue (“FRR”) is a non-GAAP measure used to highlight revenues from recurring management fees and administrative fees. FRR represents total operating revenues less (a) incentive fees, (b) net revenue of noncontrolling interests in consolidated subsidiary and (c) fund expense reimbursement revenue, net. We believe FRR is useful to investors because it provides additional insight into our relatively stable management fee base separate from incentive fee revenues, which tend to have greater variability. Fee-Related Earnings (“FRE”) is a non-GAAP measure used to highlight earnings from recurring management fees and administrative fees. FRE represents Adjusted EBITDA further adjusted to exclude (a) incentive fees, (b) other non-operating income, (c) depreciation expense and (d) realized investment income, net of amount attributable to noncontrolling interests in subsidiaries, and to include (a) incentive fee-related compensation and (b) carried interest attributable to other noncontrolling interest holders, net. We believe FRE is useful to investors because it provides additional insights into the management fee driven operating profitability of our business. FRE Margin represents FRE as a percentage of our management fee and other operating revenue, net of fund expense reimbursements. Net Incentive Fees Attributable to GCM Grosvenor is a non-GAAP measure used to highlight fees earned from incentive fees that are attributable to GCM Grosvenor. Net incentive fees represent incentive fees excluding (a) incentive fees contractually owed to others and (b) cash-based incentive fee related compensation. Net incentive fees provide investors useful information regarding the amount that such fees contribute to the Company’s earnings and are used by management in making compensation and capital allocation decisions. Certain Definitions and Use of Non-GAAP Financials and Key Performance Indicators

GCM GROSVENOR | 34 Fee-Paying Assets Under Management (“FPAUM” or “Fee-Paying AUM”) is a key performance indicator we use to measure the assets from which we earn management fees. Our FPAUM comprises the assets in our customized separate accounts and specialized funds from which we derive management fees. We classify customized separate account revenue as management fees if the client is charged an asset-based fee, which includes the vast majority of our discretionary AUM accounts. The FPAUM for our private market strategies typically represents committed, invested or scheduled capital during the investment period and invested capital following the expiration or termination of the investment period. Substantially all of our private markets strategies funds earn fees based on commitments or net invested capital, which are not affected by market appreciation or depreciation. Our FPAUM for our absolute return strategy is based on net asset value. Our calculations of FPAUM may differ from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. Our definition of FPAUM is not based on any definition that is set forth in the agreements governing the customized separate accounts or specialized funds that we manage. Contracted, Not Yet Fee-Paying AUM (“CNYFPAUM”) represents limited partner commitments which are expected to be invested and begin charging fees over the ensuing five years. Contributions from New Capital Raised is new limited partner commitments where fees are charged immediately at the initial commitment date. Assets Under Management (“AUM”) reflects the sum of (a) FPAUM, (b) CNYFPAUM and (c) other mark-to-market, insider capital and non-fee-paying assets under management. GCM Grosvenor refers to the combined accounts of (a) Grosvenor Capital Management Holdings, LLLP (“LLLP” or “GCMH”), a Delaware limited liability limited partnership, and its consolidated subsidiaries and (b) GCM, L.L.C., a Delaware limited liability company. GCM Grosvenor Inc. is a Delaware corporation listed on the Nasdaq under the symbol “GCMG” NM Not Meaningful LTM Last Twelve Months Certain Definitions and Use of Non-GAAP Financials and Key Performance Indicators (Continued)

GCM GROSVENOR | 35 Non-GAAP Financial Measures The non-GAAP financial measures contained in this presentation are not GAAP measures of GCM Grosvenor’s financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. A reconciliation of such non-GAAP measures to their most directly comparable GAAP measure is included elsewhere in this presentation. You are encouraged to evaluate each adjustment to non-GAAP financial measures and the reasons management considers it appropriate for supplemental analysis. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non- recurring items. In addition, these measures may not be comparable to similarly titled measures used by other companies in our industry or across different industries. This presentation includes certain projections of non-GAAP financial measures including fee-related earnings. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, GCM Grosvenor is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward looking non-GAAP financial measures is included. Share Repurchase Plan Authorization GCMG’s Board of Directors previously authorized a share repurchase plan, which may be used to repurchase outstanding Class A common stock in open market transactions, in privately negotiated transactions including with employees or otherwise, as well as to retire (by cash settlement or the payment of tax withholding amounts upon net settlement) equity-based awards granted under the Company’s Amended and Restated 2020 Incentive Award Plan (or any successor equity plan thereto). The Company is not obligated under the terms of plan to repurchase any of its Class A common stock, and the size and timing of these repurchases will depend on legal requirements, price, market and economic conditions and other factors. The plan has no expiration date and the plan may be suspended or terminated by the Company at any time without prior notice. Any outstanding shares of Class A common stock repurchased as part of this plan will be cancelled. As of March 31, 2026, the total share repurchase plan authorization was $255.0 million. Disclosures